ADDLESHAW GODDARD

Dated 17 December **2021**

TC BIOPHARM (HOLDINGS) LIMITED

CONVERTIBLE LOAN NOTE INSTRUMENT

Contents

	Clause	Page
1	Interpretation and definitions	1
2	Issue, form and status	1
3	Redemption and repayment	2
4	Payments	2
5	Enforcement	2
6	Certificates	2
7	Register	3
8	Recognition of Noteholder as absolute owner	3
9	Transfer	4
10	Conversion/Rollover into Parallel Loan Notes	4
11	Consent Matters	5
12	Positive Obligations	5
13	Replacement of Loan Notes	6
14	No set-off	6
15	Notices	6
16	Modification of rights	7
17	Third party rights	7
18	Inspection	7
19	Endorsement	8
20	Governing law	8
21	Jurisdiction	8

Schedule 1
Form of Loan Note Certificate 9

Schedule 2
The Conditions 10

Schedule 3
Interpretation and definitions 14

This Deed is dated 17 December 2021

By

(1) **TC BIOPHARM (HOLDINGS) LIMITED** (Registered in Scotland, No. SC713098) whose registered office is at Maxim 1, 2 Parklands Way, Holytown, Motherwell, Lanarkshire, Scotland, ML1 4WR (**Company**)

Whereas

(A) The Company has resolved, pursuant to a resolution of its board of directors, to create the Loan Notes.

(B) The Company has determined to constitute the Loan Notes in the manner set out in this Instrument which is executed as a deed poll.

It is agreed

1 Interpretation and definitions

1.1 Interpretation

This Instrument will be interpreted in accordance with the provisions set out in Schedule 3 (Interpretation and definitions) unless the context otherwise requires.

1.2 Defined terms

(a) A number of terms used in this Instrument are defined in Schedule 3 (Interpretation and definitions) at the end of this Instrument and all such defined terms will apply throughout this Instrument.

(b) In addition to the terms defined in Schedule 3 (Interpretation and definitions), a number of other terms are defined elsewhere in this Instrument, and those defined terms will also apply throughout this Instrument unless the context otherwise requires.

1.3 Incorporation of the Schedules

The Schedules form part of this Instrument and will have the same effect as if they had been set out in full in the body of this Instrument.

2 Issue, form and status

2.1 The principal amount of the Loan Notes is limited initially to US$20,000,000.

2.2 The Company may, from time to time by resolution of its directors create and issue further principal of Loan Notes, to be constituted by a deed or instrument executed by the Company expressed to be supplemental to this Instrument so as to form a single series with the original Loan Notes.

2.3 The Loan Notes will be known as the $20,000,000 TC BioPharm (Holdings) Convertible Loan Notes.

2.4 The Loan Notes will have a par value of $1 and shall be issued in denominations or multiples of US$1 at a 50% discount to the principal amount (to the effect that a Noteholder will be issued with $1,000 of Loan Notes for every $500 subscribed for Loan Notes). The Conditions and all

the obligations and covenants contained in them on the parts of the Company and the Noteholders respectively will be binding on the Company and the Noteholders respectively and all persons claiming through them respectively and references to this Instrument or the Loan Note Instrument will, for the avoidance of doubt, include the Conditions.

2.5 The Loan Notes are secured by the Bond and Floating Charge.

3 Redemption and repayment

When the Loan Notes (or any of them) are required to be redeemed or repaid in accordance with the Conditions, the Company will pay to the Noteholders the full amount of the Indebtedness payable in respect of the Loan Notes held by them that are being redeemed or repaid together with any interest due on the Loan Notes, up to and including the date of such redemption or repayment.

4 Payments

4.1 All payments of principal payable under this Instrument to a Noteholder will be paid by electronic transfer in immediately available cleared funds on the due date for payment, to such bank account as the Noteholder or a joint Noteholder may in writing direct, subject to any charges, costs and expenses which may properly be incurred in connection with such transfer by the Company being paid by the relevant Noteholder(s).

4.2 The receipt by a joint registered Noteholder of any monies payable in respect of such Loan Notes will be as effective a discharge to the Company as if the person receiving such payment were the sole registered holder of the Loan Notes.

4.3 Notwithstanding any other provision of this Instrument and subject to a certificate of deduction being provided to the relevant Noteholder, all payments of principal to be made by the Company will be made after any deduction or withholding for or on account of any present or future tax required by law to be deducted or withheld.

5 Enforcement

At any time after the Loan Notes or any of them have become repayable, the Noteholders or any of them may (subject to them having delivered a demand to the Company) without further notice, institute such proceedings as they think fit to enforce payment of the monies then due and payable in accordance with this Instrument.

6 Certificates

6.1 Each Noteholder will be entitled without charge to one Certificate for the principal amount of Loan Notes registered in his name.

6.2 Joint holders of Loan Notes will only be entitled to one Certificate in respect of the principal amount of Loan Notes held by them jointly which will be delivered to the first-named of such joint holders unless all such joint holders otherwise specify in writing.

6.3 The Certificates for the Loan Notes will refer to this Instrument, will be substantially in the form set out in Schedule 1, will each bear a distinguishing number, will be executed by the Company in accordance with the CA 2006 and will each have the Conditions attached.

6.4 Every Noteholder whose Loan Notes (or any of them) are due to be redeemed under any of the provisions of this Instrument, will, not later than the due date for such redemption deliver up a Certificate in respect of such Loan Notes to the Company or as the Company directs.

6.5 Unless and until a Certificate (or, if the directors so agree, an indemnity in respect of a lost Certificate in a form reasonably satisfactory to the directors) is so delivered, the Company will not be under any obligation to repay the Loan Notes.

6.6 Any monies left unclaimed following redemption by the Company in terms of clause 6.4 will be placed by the Company in an interest bearing account for the benefit of the relevant Noteholder(s).

7 Register

7.1 The Company will at all times keep at its registered office (or at such other place within the UK as the Company may from time to time notify to the Noteholders) the Register recording:

(a) the principal amount of the Loan Notes held by each Noteholder;

(b) the date of issue of each Loan Note and all subsequent Transfers and changes of ownership of them;

(c) the name and address of each Noteholder;

(d) the date on which each Noteholder was entered on the Register; and

(e) the date on which a person ceased to be a Noteholder.

7.2 Any change of name or address by any Noteholder that is notified to the Company at its registered office (or at such other place as the Company may from time to time notify to the Noteholders) will (upon producing evidence of such new name or address as the directors may reasonably require) be entered in the Register.

8 Recognition of Noteholder as absolute owner

8.1 The Company will recognise each Noteholder as the absolute owner of his Loan Notes and will not be bound to take notice of, or to see to the execution of, any trust whether express, implied or constructive to which any Loan Note may be subject. The receipt by such Noteholder (or where Loan Notes are jointly held, by any one of such holders), for the money payable upon the redemption or payment of the Loan Notes will be a good discharge to the Company notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any person (other than the Noteholder) to or in such Loan Note or money.

8.2 In the case of the death of a Noteholder:

(a) the personal representatives of the deceased Noteholder; or

(b) in the case of the death of any of the joint holders of any Loan Note, the surviving Noteholder(s),

will be the only person(s) recognised by the Company as having any title to or interest in that Loan Note.

8.3 Any person becoming entitled to a Loan Note in consequence of the death or bankruptcy of a Noteholder or otherwise by operation of law may, upon producing such evidence that he is so

entitled as the directors may reasonably require, be registered himself as the Noteholder or, subject to clause 9, may Transfer that Loan Note.

9 Transfer

9.1 The Loan Notes may be Transferred by a Noteholder to any person to whom that Noteholder would be entitled to transfer Shares in accordance with the Articles if the Noteholder were an Investor (as defined in the Articles) but Noteholders shall not otherwise be entitled to transfer Loan Notes without the prior written consent of the Company.

9.2 Any Loan Notes that may be Transferred in accordance with clause 9.1 may only be Transferred in a minimum principal amount and integral multiples of US$1,000 (or the entire holding). Any Transfer will be in writing and executed as a deed by or on behalf of the transferor.

9.3 Every instrument of Transfer in respect of the Loan Notes must be left at the Company's registered office (or at such other place as the Company may from time to time notify to the Noteholders) accompanied by:

(a) the relevant Certificate; or

(b) confirmation that the Certificate is in the hands of a Company director; or

(c) if the directors so agree, an indemnity in respect of a lost Certificate,

in the case of 9.3(b) and 9.3(c) in a form reasonably satisfactory to the Company; and

(d) such other evidence as the directors may reasonably require to prove the title of the transferor or his right to Transfer the Loan Notes; and

(e) if the instrument of Transfer is executed by someone other than the transferor on the transferor's behalf, the authority of that person to do so.

9.4 All instruments of Transfer which are registered will be retained by the Company and the transferor will be deemed to remain the owner of the Loan Notes to be Transferred until the transferee's name is registered in the Register.

9.5 No fee will be payable in respect of the registration of any Transfer.

10 Conversion/Rollover into Parallel Loan Notes

10.1 The Loan Notes are convertible in accordance with Condition 3.

10.2 If and when an Exit Event or a Listing is proposed, the Company shall give each Noteholder not less than 20 Business Days prior written notice of the proposed Exit Event or Listing specifying (to the best of its knowledge) the terms and prospective date of the Exit Event or Listing, provided that if such notice has been given and it subsequently becomes clear to the Company that such Exit Event or Listing will not after all take effect, the Company shall give each Noteholder written notice to that effect and any election of a Noteholder in respect of an Exit Event or Listing shall be deemed to have been revoked, without prejudice to the Company giving each Noteholder further written notice in the event of any subsequent proposed Exit Event or Listing.

10.3 Each Noteholder agrees and undertakes to the Company that, in the event that Parallel Convertible Loan Notes are issued prior to the Loan Notes being redeemed or repaid, then this Instrument will be amended and restated on the same terms as the Parallel Convertible Loan

Notes (which terms will include equivalent security and which will otherwise be issued on no less favourable terms to the noteholders as the terms of this Instrument).

11 Consent Matters

11.1 The Company hereby undertakes to the Noteholders that it shall not without the prior written consent of the Security Trustee:

(a) take any action which could materially affect the proposed cash flow forecasts in the Budget;

(b) incur any material costs or expenditure outside of or in excess of those specified in the Budget;

(c) extend the principal of the Loan Notes above $20,000,000; or

(d) declare any dividend or make any distribution.

11.2 The Company hereby undertakes to the Noteholders that it shall not without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed by the Security Trustee acting in good faith):

(a) incur any borrowings other than pursuant to this Instrument;

(b) issue any Shares other than in accordance with this Instrument or pursuant to any option agreement or arrangement in place on the date of this Instrument;

(c) adjust the share capital of the Company;

(d) take any steps to effect an Asset Sale or a Share Sale;

(e) grant a licence to a third party over a material part of the Company's intellectual property; or

(f) amend the articles of association of the Company.

12 Positive Obligations

12.1 For so long as the Loan Notes remain outstanding the Company undertakes to the Noteholders to:

(a) provide the Security Trustee as soon as reasonably practicable with all information reasonably requested by the Security Trustee to enable the Security Trustee to monitor:

(i) the progress of the Proposed Listing; and

(ii) the cash management of the Company;

(b) consult with the Security Trustee before making any material strategic or operational changes to the business of the Company, including any contingency planning in the event that the Proposed Listing timetable changes.

12.2 For so long as the Loan Notes remain outstanding the Company undertakes to notify the Security Trustee as soon as reasonably practicable of the occurrence of any event that could

reasonably be expected to have a material impact (whether adverse or otherwise) on either the business of the Company or the Company's prospects.

12.3 To the extent that the Security Trustee does not have such rights pursuant to any other shareholders' agreement or other agreement to which it is party in relation to the Company then the Security Trustee shall be entitled to appoint one observer to the board of the Company and by like notice to remove such observer at any time and from time to time by like notice to appoint any other person to be an observer in place of the person so removed.

12.4 The Company undertakes that it will procure that the Loan Notes are capable of conversion into Shares on a Listing in accordance with Condition 3 and if such conversion is not possible the Company undertakes to use all reasonable endeavours to implement alternative steps which grant the Noteholders equivalent participation and economic rights in any Listing.

12.5 The Security Trustee is entitled to share any information received by it in relation to the Company with the Noteholders.

13 Replacement of Loan Notes

If any Certificate is defaced, worn-out, lost or destroyed it may be renewed on such terms (if any) as to indemnity or otherwise as the directors may reasonably determine but otherwise free of charge and (in the case of defacement or wearing-out) on delivery up of the old Certificate.

14 No set-off

All sums payable by the Company to a Noteholder under this Instrument will be paid without any counter claim and/or set-off free and clear of all deductions or withholdings whatsoever, save only as may be required by law, in which case, the Company will:

(a) ensure, so far as it is able, that the deduction or withholding does not exceed the minimum amount legally required by the relevant taxation authority;

(b) (if applicable) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding; and

(c) (if applicable) furnish to the Noteholders within the period for payment permitted by applicable law, an official receipt or other evidence of payment to the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

15 Notices

15.1 Any notice, consent, request, approval, settlement, election, proposal, claim form (including particulars of claim) for the purposes of serving proceedings or other communication under or in connection with this Instrument (**Notice**) will be:

(a) in English;

(b) in writing; and

(c) delivered by:

(i) hand; or

(ii) email; or

(iii) internationally recognised courier service; or

(iv) sent by pre-paid first class post or another next working day delivery service,

to an address in the UK providing proof of postage or delivery.

15.2 Notices may not be delivered by fax.

15.3 Any Notice to the Company will be sent to the address set out at the beginning of this Instrument, or such other address in the UK or email address as the Company notifies to the Noteholders from time to time.

15.4 Any Notice to a Noteholder will be sent to the address for that Noteholder on the Register (or in the case of joint Noteholders to the Noteholder whose name is first on the Register) or such email address as a Noteholder notifies to the Company from time to time for such purpose.

15.5 A Notice will be effective on receipt and, in the absence of evidence of earlier receipt, will be deemed to have been received:

(a) at the time of delivery if delivered by hand or courier service; or

(b) if delivered by email, at the time of transmission; or

(c) 2 Business Days after posting if sent by first class post,

save that if this means that any Notice would otherwise be deemed to be received outside Normal Business Hours at the place of receipt of the Notice, such Notice will be deemed to be received at the start of Normal Business Hours on the next Business Day.

15.6 For the avoidance of any doubt, the parties have, in this clause 15, contracted out of the service provisions of the Civil Procedure Rules, as permitted by CPR 6.11.

16 Modification of rights

The provisions of this Instrument (including the Conditions) may from time to time be modified, abrogated or compromised in any respect by the Company with the consent of the Security Trustee provided that, if the modification, abrogation or compromise is detrimental to the financial position of a Noteholder it shall also require the consent of that Noteholder.

17 Third party rights

17.1 Save as provided in clause 17.2 a person who is not a party to this Instrument has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Instrument.

17.2 This Instrument and the Loan Notes are enforceable under the Contracts (Rights of Third Parties) Act 1999 by each Noteholder and by the Security Trustee.

18 Inspection

A copy of this Instrument will be kept at the registered office of the Company and any Noteholder and any person authorised by a Noteholder in writing may at all reasonable times during Normal Business Hours inspect it, and the Register.

19 Endorsement

A memorandum of execution of any deed supplemental to this Instrument will be endorsed by the Company on this Instrument.

20 Governing law

20.1 This Instrument and the Loan Notes will be governed by and construed in accordance with English law.

20.2 All claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Instrument or the Loan Notes, their subject matter, negotiation or formation will be determined in accordance with English law.

21 Jurisdiction

The English courts will have exclusive jurisdiction in relation to all matters (including non-contractual matters) arising out of or in connection with this Instrument or the Loan Notes, provided that nothing in this clause 21 will prevent any Noteholder from commencing proceedings against the Company in any court of competent jurisdiction.

Executed as a deed by the Company on the date of this Instrument.

Schedule 1

Form of Loan Note Certificate

Certificate No.	Date of issue	Amount $♦

TC BioPharm (Holdings) Limited
(Registered in Scotland, No. SC713098)

$20,000,000 TC BioPharm (Holdings) Convertible Loan Notes

Issued in accordance with the Company's articles of association and pursuant to a resolution of the directors passed on 2021 with power reserved to create and issue further Loan Notes.

This is to certify that ♦ (**Noteholder**) is/are the registered holder(s) of $♦ in principal amount of $20,000,000 TC BioPharm (Holdings) Convertible Loan Notes (**Loan Notes**) constituted by a deed poll executed by the Company on 2021 as amended and in force from time to time (**Loan Note Instrument**).

The Loan Notes are issued with the benefit of, and subject to, the provisions contained in the Loan Note Instrument including the Conditions (which, for completeness, are endorsed on the Loan Notes).

Words and expressions defined in the Loan Note Instrument will, unless the context requires otherwise, have the same meaning when used in this Certificate.

The Loan Notes are repayable and redeemable in accordance with the Conditions.

The Loan Notes are Transferable in accordance with the Loan Note Instrument. This Certificate must be surrendered before any Transfer of the Loan Notes can be registered or any new Certificate can be issued.

The Loan Notes are convertible into Shares in accordance with Condition 3.

A copy of the Loan Note Instrument is available for inspection at the registered office of the Company.

This Certificate is executed and delivered as a deed by the Company.

Executed as a deed by	)	
TC BioPharm (Holdings) Limited	)	....
acting by a director in the presence of	)	Director

....
Signature of witness

Name ....

Address

....

Schedule 2

The Conditions

1 Interest

From the date of issue of the relevant Loan Notes interest will accrue at the Interest Rate from day to day and such interest shall be payable in accordance with Condition 2.1. In the event that any of the Loan Notes have been exchanged for loan notes issued by TC BioPharm Limited then the date of issue of such Loan Notes shall be the original date on which such loan notes were issued by TC BioPharm Limited.

2 Redemption

2.1 Unless previously repaid or converted into Shares the Loan Notes will be redeemed in full at their principal value on the earlier to occur of:

(a) the Redemption Date;

(b) the IPO Withdrawal Date;

(c) a Listing which occurs following the service of a Redemption Notice pursuant to Condition 2.3; and

(d) where the Security Trustee has served an Exit Notice on the Company and the Noteholder has given written notice in accordance with Condition 4.1 stating that they wish their Loan Notes to be redeemed (and in relation to that Noteholder's Loan Notes only) the date of the relevant Exit Event,

in each case together with interest accrued to the Redemption Date or IPO Withdrawal Date or date on which a Listing to which Condition 2.3 applies occurs or the date on which the relevant Exit Event occurs (as appropriate).

2.2 Any partial redemption of Loan Notes will be made pro rata to the holdings of all Noteholders whose Loan Notes are being redeemed at that time.

2.3 In the event that the loan constituted by this Instrument and the terms of this Instrument are incapable of being transferred to the member of the Group which is the subject of the Listing, then upon receipt by the Company from the Security Trustee of a notice requesting redemption (**Redemption Notice**) (such notice to be received by the Company no later than 10 Business Days prior to the date of the proposed Listing) the Loan Notes will be redeemed in full on the occurrence of such Listing.

3 Listing Conversion

3.1 Subject to Condition 2.3, unless the Loan Notes have been previously repaid or converted into Shares, on the occurrence of a Listing:

(a) the Company shall procure that 50% of each Noteholder's Loan Notes shall convert into Shares at the Listing Price; and

(b) at the option of each Noteholder the Company shall either (i) procure that the remaining 50% of each Noteholder's Loan Notes shall convert into Shares at the Listing Price or (ii) procure that the remaining 50% of each Noteholder's Loan Notes shall convert into the Put Loan Notes.

3.2 On the Listing Conversion Date, the Company shall procure that the relevant member of the Group shall allot and issue to each Noteholder the relevant number and class of Shares credited as fully paid to which he shall be entitled by virtue of the conversion of his Loan Notes and such allotment and issue shall be a full satisfaction and discharge for the Company of the principal monies in respect of the Loan Notes so converted.

3.3 Conversion of the Loan Notes shall be effected by the directors redeeming the Loan Notes on the Listing Conversion Date and procuring that the redemption monies (being the principal amount of the relevant Loan Notes) are used to subscribe for the relevant number of Shares on behalf of the Noteholder. Each Noteholder irrevocably authorises and instructs the Company to effect the conversion and to subscribe for and apply the redemption monies to pay for the relevant Shares on the Listing Conversion Date and to become a member of the relevant member of the Group subject to the constitution of the relevant member of the Group.

3.4 The Shares arising on conversion of the Loan Notes shall be credited as fully paid and rank *pari passu* with relevant Shares of the same class in issue on the Listing Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Listing Conversion Date. The Company shall use reasonable endeavours to procure that the Shares arising on conversion of the Loan Notes shall be capable of being traded on the relevant investment exchange to which the Listing relates with effect from the date of the relevant Listing.

3.5 The Company has at the date of this Instrument the required consents to enter into this Instrument and shall procure that the relevant member of the Group keeps available and authorised for issue sufficient authorised but unissued Shares to satisfy conversion of the Loan Notes in full.

4 Conversion or redemption other than on a Listing

4.1 Unless previously repaid or converted into Shares, immediately prior to the occurrence of an Exit Event the number of outstanding Loan Notes held by a Noteholder and, subject to Condition 4.2, the accrued interest on such Loan Notes, shall:

(a) convert into fully paid Senior Shares at the Conversion Price; or

(b) if so elected by the Noteholder by written notice served on the Company not less than 5 Business Days prior to such Exit Event be redeemed in full together with any Interest accrued thereon;

provided that the Security Trustee has served an Exit Notice on the Company no later than 10 Business Days prior to such Exit Event which includes notice indicating whether the Loan Notes held by the Security Trustee as a Noteholder should be converted or redeemed.

4.2 In the event that the Security Trustee serves an Exit Notice on the Company in accordance with Condition 4.1 and the Noteholder has not otherwise served notice on the Company stating that they wish their Loan Notes be redeemed, the Company shall be entitled to elect to repay any interest accrued on the Loan Notes held by such Noteholder in full on the occurrence of the relevant Exit Event (and if no such election is made such interest will convert into Senior Shares at the Conversion Price in accordance with Condition 4.1).

4.3 In the event that the Security Trustee has served an Exit Notice on the Company in accordance with Condition 4.1 and the Noteholder has not otherwise served notice on the Company stating that they wish their Loan Notes be redeemed, on the Conversion Date the Company shall allot and issue to each such Noteholder the relevant number and class of Shares credited as fully paid to which he shall be entitled by virtue of the conversion of his Loan Notes and such

allotment and issue shall be in full satisfaction and discharge for the Company of the principal monies in respect of the Loan Notes so converted.

4.4 Conversion of the Loan Notes shall be effected by the directors redeeming the Loan Notes on the Conversion Date and procuring that the redemption monies (being the principal amount of the relevant Loan Notes) are used to subscribe for the relevant number of Shares on behalf of the Noteholder. Each Noteholder irrevocably authorises and instructs the Company to effect the conversion and to subscribe for and apply the redemption monies to pay for the relevant Shares on the Conversion Date and to become a member of the relevant member of the Group subject to the constitution of the relevant member of the Group.

4.5 The Shares arising on conversion of the Loan Notes shall be credited as fully paid and rank *pari passu* with relevant Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Conversion Date.

4.6 The Company has at the date of this Instrument or will, as soon as reasonably practicable following the date of this Instrument, use reasonable endeavours to procure the required consents to enter into this Instrument and shall procure that the relevant member of the Group keeps available and authorised for issue sufficient authorised but unissued Shares to satisfy conversion of the Loan Notes in full.

5 Repayment on default

5.1 The Company will immediately notify the Noteholders of the happening of an Event of Default.

5.2 On the occurrence of an Event of Default, and notwithstanding whether a notice has been given pursuant to Condition 5.1 above, a Security Trustee will be entitled by notice in writing to the Company to require immediate repayment of the Indebtedness payable in respect of each Loan Note, up to but excluding the date of payment of such principal amount (together with interest accrued up to such date) (**Event of Default Redemption**), and the Company will make such repayment. Any Event of Default Redemption will be made pro rata to the holdings of all Noteholders.

5.3 An **Event of Default** will occur if:

(a) **non-payment:** the Company fails to pay any principal on any of the Loan Notes within 10 Business Days of the due date for payment;

(b) **breach of obligations:** the Company fails to perform or observe any material covenant, condition or provision contained in this Instrument and that failure is not remedied within 10 days of notice of such default being given in writing to the Company by any Noteholder requiring the Company to remedy the same;

(c) **insolvency:** the Company or any member of the Group is (or could be deemed by law or by a court to be) insolvent or unable to pay its debts (as defined in section 123 of the Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or any material part of its indebtedness or commences negotiations with any one or more of its creditors with a view to the general readjustment or re-scheduling of all or any material part of its indebtedness or makes a general assignment for the benefit of, or composition with, any of its creditors (or any class of its creditors) or a moratorium is agreed or declared in respect of, or affecting, all or a material part of its indebtedness;

(d) **enforcement proceedings:** a distress, attachment, execution or other legal process is levied or enforced or judgment obtained upon or against a material part of the property

of the Company or other member of the Group and is not discharged within 5 days of having been levied or obtained;

(e) **winding-up:** an effective resolution is passed or an order is made for the winding up, dissolution or reorganisation of the Company (other than (i) a voluntary winding up for the purposes of amalgamation or reconstruction or liquidation under which a successor or successors undertake(s) the obligations of the Company under the Loan Notes or (ii) a members' voluntary winding up or the Company or any member of the Group takes any corporate action or other steps are taken or legal or other proceedings are started for the appointment of a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or of any or all of its assets;

(f) **analogous proceedings:** any event analogous to or having a substantially similar effect to any of the events specified in paragraphs 5.3(c) to 5.3(e) above occurs in any jurisdiction;

(g) **encumbrance enforceable:** an encumbrancer takes possession of, or a trustee, receiver, administrator or similar officer is appointed or an administration order is made in respect of, the Company or the whole or substantially the whole of the property or undertaking of the Company;

(h) **cessation of business:** the Company or any other member of the Group ceases or threatens to cease all or a material part of its operations (other than for the purpose of a voluntary winding up for the purposes of amalgamation or reconstruction or liquidation);

(i) **illegality:** it becomes or will become unlawful for the Company to perform or comply with any of its obligations under this Instrument, or any obligation under this Instrument is not, or ceases to be, legal, valid and binding;

(j) **key management change:** each of Michael Leek and Angela Scott cease to be employed or engaged by the Company or any other member of the Group;

(k) **validity of security:** the bond and floating charge granted by the Company as security for the payment and discharge of the Company's obligations pursuant to this Instrument ceases to be a valid and enforceable security;

(l) **breach of security:** a breach of any undertaking or representation in the Bond and Floating Charge; or

(m) **IPO Withdrawal:** the occurrence of the IPO Withdrawal Date.

6 Cancellation

Any Loan Notes redeemed, repaid or converted in Shares in accordance with this Instrument will be cancelled immediately and will not be available for re-issue.

Schedule 3

Interpretation and definitions

1 Interpretation

1.1 General

In this Instrument, unless the context otherwise requires:

(a) references to **clauses** and **Schedules** are to clauses of, and Schedules to, this Instrument respectively;

(b) a reference in a schedule to **paragraphs** are to paragraphs of the Schedule in which the reference appears;

(c) references to **this Instrument** include its recitals and Schedules;

(d) references to **this Instrument** or **any other document** are to this Instrument or that document as amended from time to time;

(e) references to **writing** include any method of reproducing words in a legible and non-transitory form, excluding fax, but including email and any other electronic form (as defined in section 1168 of the CA 2006);

(f) references to **times** of the day are to London time;

(g) references to one **gender** include all genders;

(h) references to the **singular** include the **plural** and *vice versa*;

(i) references to a **person** include any individual, firm, company, government, state, state agency, partnership, association or other body (with or without separate legal personality);

(j) references to a **company** include any company, corporation or body corporate, wherever incorporated or established;

(k) references to **accounts** include the relevant profit and loss account and balance sheet, all notes to the accounts, the directors' and auditors' reports, cashflow statement and any other documents required to be sent to members for the relevant accounting reference period;

(l) the expressions **holding company**, **parent undertaking**, **subsidiary**, **subsidiary undertaking** and **wholly-owned subsidiary** will have the meanings given to them in the CA 2006 (in each case ignoring any security existing over shares in the relevant undertaking);

(m) the word **will** shall be deemed to impose obligations in the same way as if the word **shall** had been used in its place;

(n) the words **other**, **includes**, **including**, **in particular** and words of similar effect will not limit any general words which precede them and any words which follow them will not be limited in scope to the same class as the preceding words;

(o) a person will be deemed to be **connected** with another person if the person is connected with such other person within the meaning of sections 1122 and 1123 CTA 2010;

(p) references to a **party** will include his/its successors in title and permitted assigns; and

(q) references to the "date of this Instrument" are to the date on which this Instrument has most recently been amended and restated.

1.2 **Statutory references**

In this Instrument, unless the context otherwise requires, a reference to a statute or statutory provision includes:

(a) a reference to any subordinate legislation made under that statute or statutory provision;

(b) any past statute or statutory provision which that statute or statutory provision has replaced (directly or indirectly and whether with or without modification); and

(c) that statute or statutory provision as from time to time amended, modified, consolidated or re-enacted (whether before or after the date of this Instrument),

save to the extent that any amendment, modification, consolidation or re-enactment made after the date of this Instrument would increase or alter the liability of any party under this Instrument.

1.3 **Headings**

The headings and contents table in this Instrument are for convenience only and do not affect its interpretation.

1.4 **Transfer**

A reference in this Instrument to the **Transfer** of any Loan Note will mean the transfer of either or both of the legal and beneficial ownership in such Loan Note and/or the grant of an option to acquire either or both of the legal and beneficial ownership in such Loan Note and the following will be deemed (but without limitation) to be a transfer of a Loan Note:

(a) any direction (by way of renunciation or otherwise) by a person entitled to an allotment or issue of any Loan Note that such Loan Note be allotted or issued to some person other than himself;

(b) any sale or other disposition of any legal or equitable interest in a Loan Note (including any voting right attached thereto) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing;

(c) any grant or creation of an Encumbrance over any Loan Note; and

(d) any agreement, whether or not subject to any conditions, to do any of the matters set out in paragraphs 1.4(a) to 1.4(c) above,

and **Transferable** and **Transferred** shall be construed accordingly.

2 Definitions

In this Instrument, unless the context otherwise requires:

Articles means the articles of association of the Company in force from time to time

Asset Sale means a sale of all or a material part of the business and assets the Group

Asset Sale Price means the price per share calculated by dividing the aggregate consideration payable to the Company in respect of the Asset Sale by the fully diluted entire issued share capital of the Company immediately prior to completion of the Asset Sale

Bond and Floating Charge means the bond and floating charge granted by the Company as charger in favour of the Security Trustee for the Noteholders dated on or around the date of this Instrument

Budget means the budget relating to the Company in the form agreed between the Company and the Security Trustee

Business Day means any day on which banks are open for business in London (excluding Saturdays, Sundays and public holidays)

CA 2006 means the Companies Act 2006

Capped Price means the price per share which results from dividing the Valuation Cap by the number of shares comprised in the Fully Diluted Share Capital immediately prior to the Listing excluding any new shares to be issued pursuant to any such Listing

Certificate means any certificate for the Loan Notes issued under clause 6.1

Conditions means the conditions of the Loan Notes to be endorsed on each Loan Note set out in Schedule 2 (as modified from time to time in accordance with Schedule 2)

Controlling Interest means an interest (as defined in Sections 820 to 825 of the CA 2006) in shares in the capital of the Company conferring in aggregate more than 50% of the total voting rights normally exercisable at a general meeting of the Company

Conversion Date means the date on which the relevant Exit Event occurs

Conversion Price means the lower of:

(a) a price per share equivalent to valuing the Fully Diluted Share Capital (excluding for such purposes any shares to be issued pursuant to this Instrument) immediately prior to the relevant Exit Event at $120,000,000; and

(b) on:

(i) an Asset Sale, the Asset Sale Price;

(ii) a Relevant Fund Raising, at the price per share paid by the Investors on a Relevant Fund Raising; and

(iii) a Share Sale, at the price per share paid or to be paid for Senior Shares by the person or persons acquiring a Controlling Interest pursuant to the Share Sale.

Event of Default has the meaning given in Condition 5.3

Exit Event means an Asset Sale, a Relevant Fundraising, or a Share Sale

Exit Notice means a notice served by the Security Trustee on the Company in accordance with Condition 4.1

Fully Diluted Share Capital means the aggregate for the time being of (i) the issued share capital of the Company and (ii) all shares capable of being issued by the Company pursuant to any outstanding rights to subscribe for, or convert any security into, Shares as if all those outstanding rights had been exercised in full (including all outstanding warrants, convertible loan notes, advance subscriptions and all other convertible or exercisable securities then outstanding) but excluding the Shares to be issued under this Instrument

Group means the Company and its subsidiaries from time to time and any holding company of the Company from time to time and **member of the Group** shall be construed accordingly

IPO Withdrawal Date means the first to occur of

(a) the date on which the board of directors of the Company resolves not to proceed with the Proposed IPO

(b) the date on which the Company's advisors to the Proposed IPO advise or determine in good faith that the Company should not proceed with the Proposed IPO in circumstance where an alternative financing option which is more advantageous to the Company is not available

(c) the date on which the Security Trustee acting reasonably considers it reasonably likely on the information available to it that there is no prospect of the Proposed IPO proceeding including without limitation in circumstances where:

  (i) the Proposed IPO cannot proceed materially in line with the proposed timetable; or

  (ii) the Proposed IPO cannot proceed with a reasonable likelihood of raising not less than $25,000,000

Indebtedness means the aggregate principal amount for the time being payable in respect of the Loan Notes (less tax where deduction of tax is required by law in respect of those Loan Notes)

Interest Rate means the rate of 5% per annum

Listing means the admission to listing of any part of the Company's share capital (or the share capital of any member of the Group) on NASDAQ or The New York Stock Exchange, including without limitation a reverse takeover by a member of the Group of a company whose shares are already the subject of such a listing

Listing Conversion Date means the date or dates on which the Loan Notes convert into Shares on or following a Listing in accordance with the terms of this Instrument

Listing Date means the date on which the first Listing occurs following the date of this Instrument

Listing Price means on a Listing the lower of (i) the placing price per Share of the Shares admitted to trading upon the Listing and (ii) the Capped Price

Normal Business Hours means 9.00 am to 5.00 pm on a Business Day

Noteholder Majority means the holders for the time being of at least 50% of the principal of Loan Notes then in issue

Noteholders means the person or persons at the relevant time entered in the Register as holders of Loan Notes and **Noteholder** means any one of such persons

Notice has the meaning given in clause 15.1

Parallel Convertible Loan Notes means the convertible loan notes anticipated to be issued by the Company in an amount of US$20,000,000 on terms substantially similar to the material terms relating to the Loan Notes and set out in this Instrument (subject always to clause 10.3)

Proposed IPO means the Listing proposed on the date of this Instrument

Put Loan Notes means convertible loan notes issued by member of the Group whose shares are the subject of the Listing, the principal terms of which are as follows:

(a) 50% of the loan notes automatically convert into Shares at the Listing Price 90 days following the Listing Date (**First Listing Conversion Date**);

(b) 50% of the loan notes automatically convert into Shares at the Listing Price 180 days following the Listing Date (**Second Listing Conversion Date**); and

(c) the holder of such loan notes shall have the option by serving written notice five Business Days prior to the First Listing Conversion Date and/or the Second Listing Conversion Date to require the relevant member of the Group to redeem the loan notes due to be converted at their principal value

Recognised Investment Exchange has the meaning given in section 285 of the Financial Services and Markets Act 2000

Redemption Date means 15 October 2021, subject to such date being automatically extended until 15 December 2021 in the event that the currently anticipated Listing by a member of the Group has not been terminated or has been terminated and replaced or superseded by a subsequent transaction on materially equivalent terms

Register means the register of Noteholders maintained by or on behalf of the Company pursuant to this Instrument

Relevant Fund Raising means the Company raising not less than $15million (excluding for such purposes any the value of any Loan Notes issued pursuant to this Instrument or to be converted pursuant to this Instrument) after the date of this Instrument from a single issue or a series of issues of shares in the capital of the Company to any person(s)

Security Trustee means Renaissance Capital Partners Limited a company registered in England with registered number 06297129

Senior Shares means the class of shares in issue in the capital of the Company with the most preferential economic rights

Share Sale means a transfer of any interest in shares in the Company to any person (whether by one transaction or by a series of transactions) resulting in that person alone or together with persons acting in concert having the right to exercise a Controlling Interest

Shares means common stock of the member of the Group whose shares are the subject of the Listing

Valuation Cap means the greater of (i) US$120,000,000 and (ii) in the event that any member of the Group raises equity capital following the date of this Instrument and prior to the Listing Date, the post-money value of the relevant member of the Group in respect of such equity capital raise

Executed as a deed by **TC BioPharm (Holdings) Limited** acting by a director in the presence of	)))	*Martin Thorp* .... Director

Details Redacted

....

Signature of witness

Name: Details Redacted

Address: Details Redacted